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                                                         Exhibit 10.11
                       TERMINATION OF CREDIT AGREEMENT


     This Agreement, dated as of December 12, 1994, is among The
Timberland Company, a Delaware corporation (the "Company"), each of the banks which is signatory hereto (collectively the "Banks") and The Chase Manhattan Bank, N.A., a national banking association organized under the laws of the United States, as agent for the Banks (in such capacity, the "Agent").

                             W I T N E S S E T H

     WHEREAS, the Company, the Banks and the Agent are parties to that certain Credit Agreement, dated as of November 15, 1993, as amended from time to time (the "Credit Agreement"). Unless otherwise defined, capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement; and

     WHEREAS, the Company, the Banks and the Agent desire to terminate the Credit Agreements and all other Bank Agreements (as defined below), upon payment by the Company to the Agent and the Banks in full of all principal of and interest on the Loans made by the Banks under the Notes and all other amounts due under the Credit Agreement and all other Bank Agreements.

     NOW, THEREFORE, in consideration of the premises and for other valuable consideration received by each party to its full satisfaction, the Company, the Banks and the Agent agree as follows:

                                  ARTICLE I

                         Reference to Bank Agreements

Section 1.1 TERMINATED BANK AGREEMENTS. Reference is made to the following agreements and instruments (collectively, the "Bank Agreements"):

     (a)  Credit Agreement;

     (b) Three separate Notes dated November 23, 1993 in the aggregate principal amount of $50,000,000 executed by the Company and issued to each of the Banks in the amount of its respective Commitment Amount;

     (c) Authorization Letter dated as of November 15, 1993 from the Company to the Agent;

     (d)  All Borrowing Requests from the Company to the Agent;

     (e) Letter Agreement dated as of September 23, 1993 between the Company and the Agent as to the facility fee payable by the Company to the Agent;

     (f) First Amendment to Credit Agreement dated as of April 11, 1994 among the Company, the Agent and the Banks; and

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     (g)  Second Amendment to Credit Agreement dated as of May 4, 1994 among the Company, the Agent and the Banks.

                                  ARTICLE II

                                 Termination

Section 2.1 PAYMENT IN FULL. On December 15, 1994, the Company shall pay to the Agent all principal of and interest on the Loans accrued and unpaid to December 15, 1994, together with all fees and expenses of any nature described in the Credit Agreement or the other Bank Agreements accrued and unpaid to the date hereof, all in the total amount set forth in Exhibit A hereto, or on any day thereafter together with the per diem amount set forth in Exhibit A (the "Termination Amount").

Section 2.2 TERMINATION OF BANK AGREEMENTS. Upon payment by the Company to the Agent of the Termination Amount: (a) the Credit Agreement and all other Bank Agreements and the Commitments thereunder shall terminate and shall be of no further force or effect and all other obligations of the Company to the Banks and the Agent thereunder, including the Guaranty under the Credit Agreement, shall be discharged in full, except (i) as provided in such Bank Agreements to the extent that the Company's obligations under Sections 3.01,
3.05 and 12.03 of the Credit Agreement survive the repayment of the Loans and the termination of the Commitments, and (ii) to the extent that under applicable law the Company is entitled to be subrogated to the rights of the Banks or the Agent under such Bank Agreements, which rights, if any, are expressly preserved; and (b) the obligations of the Agent or the Banks to make any further extensions of credit to the Company pursuant to the Credit Agreement shall terminate.

                                 ARTICLE III

                                    Waiver

Section 3.1 WAIVER. The Banks and the Agent waive non-compliance by the Company with Section 2.07 of the Credit Agreement and with the Notes to the extent that the Company (a) repays principal of and interest on the Notes on a date prior to the end of an Interest Period and (b) terminates its obligations under the Credit Agreement and the Notes prior to the Termination Date.

                                  ARTICLE IV

                              Further Assurances

Section 4.1 FURTHER ASSURANCES. The parties to this Agreement shall, upon request and at the expense of the Company, take any and all action and execute any and all documents reasonably necessary to effectuate the terms and intent of this Agreement.


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                                  ARTICLE V

                                Miscellaneous

Section 5.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the application of its conflicts of laws rules, and shall bind and inure to the benefit of the successors and assigns of the parties hereto.

Section 5.2 COUNTERPARTS. This Agreement may be executed in several counterparts and by the parties hereto on separate signature pages. Each counterpart bearing, on one or more signature pages, the signatures of the parties shall be an original but all of the counterparts together shall be deemed to constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers, hereunto duly authorized, all as of the date first above written.

                                THE TIMBERLAND COMPANY



                                By: /s/ Keith D. Monda
                                    -------------------------------------
                                    Name:  Keith D. Monda
                                    Title: Senior Vice President-Finance and
                                           Administration and Chief Financial
                                           Officer

                                AGENT:
                                THE CHASE MANHATTAN BANK, N.A.



                                By: /s/ A Neil Sweeny
                                    -------------------------------------
                                    Name:  A. Neil Sweeny
                                    Title: Vice President

                                BANKS:
                                THE CHASE MANHATTAN BANK, N.A.



                                By: /s/ A Neil Sweeny
                                    -------------------------------------
                                    Name:  A. Neil Sweeny
                                    Title: Vice President

                                FLEET BANK OF MASSACHUSETTS, N.A.



                                By: /s/ Deborah Lawrence
                                    -------------------------------------
                                    Name:  Deborah Lawrence
                                    Title: Vice President

                                IBJ SCHRODER BANK AND TRUST COMPANY



                                By: /s/ Kevin Madigan
                                    -------------------------------------
                                    Name:  Kevin Madigan
                                    Title: Vice President



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